SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2010

Ally Auto Receivables Trust 2010-1

(Issuing Entity with respect to Securities)

Ally Auto Assets LLC

(Depositor with respect to Securities)

Ally Bank

(Sponsor with respect to Securities)

Delaware	333-163392-01	32-6108907
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Ally Auto Assets LLC 200 Renaissance Center Detroit, Michigan	48265
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (313) 656-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Ally Auto Assets LLC (“Ally Auto”) has registered an issuance of $24,300,000,000 in principal amount of asset backed notes on Form S-3 (Registration File No. 333-163392) under the Securities Act of 1933, as amended (the “Act”), filed on November 27, 2009, as amended by Pre-Effective Amendment No. 1 on January 27, 2010 (as amended, the “Registration Statement”).

On March 17, 2010, Ally Auto and Ally Bank entered into an Underwriting Agreement with Banc of America Securities LLC, BNP Paribas Securities Corp. and RBS Securities Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), for the issuance and sale of certain asset backed notes of Ally Auto Receivables Trust 2010-1 in the following classes: Class A-1, Class A-2, Class A-3 and Class A-4 (collectively, the “Offered Notes”). The Offered Notes have an aggregate principal balance of $908,900,000. The Offered Notes have been registered pursuant to the Act under the Registration Statement. It is expected that the Offered Notes will be issued on or about March 25, 2010.

This Current Report on Form 8-K is being filed to satisfy an undertaking to file copies of certain agreements executed in connection with the issuance of the Offered Notes, the forms of which were filed as Exhibits to the Registration Statement.

Item 9.01.	Exhibits

Exhibit 1.1	Underwriting Agreement, dated as of March 17, 2010, by and among Ally Bank, Ally Auto Assets LLC and Banc of America Securities LLC, BNP Paribas Securities Corp. and RBS Securities Inc., as representatives of the underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLY AUTO ASSETS LLC

By:	/s/ Ryan C. Farris
Name:	Ryan C. Farris
Title:	President

Dated: March 22, 2010

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated as of March 17, 2010, by and among Ally Bank, Ally Auto Assets LLC and Banc of America Securities LLC, BNP Paribas Securities Corp. and RBS Securities Inc., as representatives of the underwriters named therein.